SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant [X] Filed by a Party other than the Registrant [ ] Check the appropriate box:

[ ]  Preliminary Proxy Statement
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[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-12


                               AXEDA SYSTEMS INC.
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                (Name of Registrant as Specified In Its Charter)
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    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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


                               AXEDA SYSTEMS INC.

                                 21 Oxford Road
                               Mansfield, MA 02048
                                 (508) 337-9200


Dear Axeda Systems Inc. stockholders:

You are cordially invited to attend our annual meeting of stockholders to be held on June 17, 2003 at 8:00 a.m., Eastern Daylight Time, at our corporate headquarters, 21 Oxford Road, Mansfield, Massachusetts 02048.

At the annual meeting you will be asked to consider and vote upon the following proposals: (i) to elect two (2) of our directors; (ii) to approve an amendment to our 1999 Stock Incentive Plan to increase the number of shares authorized for issuance over the term of the plan (prior to any future automatic increase) by an additional 500,000 shares; (iii) to approve an amendment to our 1999 Stock Incentive Plan to increase the limit on the amount by which the share reserve under the plan automatically increases at the beginning of each year from 3% of outstanding shares up to a maximum of six hundred thousand (600,000) shares to 3% of outstanding shares up to a maximum of one million (1,000,000) shares; and (iv) to ratify the appointment of KPMG LLP as our independent auditors for the year ending December 31, 2003.

The enclosed proxy statement more fully describes the details of the business to be conducted at the annual meeting. After careful consideration, our Board of Directors has unanimously approved the proposals and recommends that you vote FOR each proposal.

After reading the proxy statement, please mark, date, sign and return the enclosed proxy card in the accompanying reply envelope as promptly as possible but no later than June 17, 2003. Please reference the "Voting Electronically via the Internet or by Telephone" section on page one of the proxy statement for alternative voting methods. If you decide to attend the annual meeting and would prefer to vote in person, please notify our Secretary that you wish to vote in person and your proxy will not be voted. It is important that your shares be represented and voted at the meeting. YOUR SHARES CANNOT BE VOTED UNLESS YOU SIGN, DATE AND RETURN THE ENCLOSED PROXY, VOTE ELECTRONICALLY OVER THE INTERNET OR TELEPHONICALLY AS DESCRIBED ON PAGE ONE OF THE PROXY STATEMENT, OR ATTEND THE ANNUAL MEETING IN PERSON.

We look forward to seeing you at the annual meeting.

                                         Sincerely yours,

                                         /s/ Robert M. Russell Jr.
                                         Robert M. Russell Jr.
                                         Chief Executive Officer and Chairman


Mansfield, Massachusetts
May 10, 2003


                             Your Vote Is Important.

                               AXEDA SYSTEMS INC.
                                 21 Oxford Road
                               Mansfield, MA 02048
                                 (508) 337-9200

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 17, 2003

To Our Stockholders:

Our annual meeting of stockholders will be held on Monday, June 17, 2003 at 8:00 a.m. Eastern Daylight Time, at our corporate headquarters, 21 Oxford Road, Mansfield, Massachusetts 02048 for the following purposes:

1. To elect two directors to serve for a three-year term ending in the year 2006 and until their successors are duly elected and qualified, or until their earlier resignation or removal;

2. To approve an amendment to our 1999 Stock Incentive Plan to increase the number of shares authorized for issuance over the term of the plan (prior to any future automatic increase) by an additional 500,000 shares;

3. To approve an amendment to our 1999 Stock Incentive Plan to increase the limit on the amount by which the share reserve under the plan automatically increases at the beginning of each year from 3% of outstanding shares up to a maximum of six hundred thousand (600,000) shares to 3% of outstanding shares up to a maximum of one million (1,000,000) shares;

4. To ratify the appointment of KPMG LLP as our independent auditors for the year ending December 31, 2003; and

5. To transact such other business as may properly come before our annual meeting and any adjournment or postponement thereof.

Each of these matters is described in more detail in the enclosed proxy statement. Our Board of Directors has fixed the close of business on April 25, 2003 as the record date for the determination of which stockholders are entitled to notice of, and to vote at, our annual meeting and any postponement or adjournment thereof. Only stockholders of record as of the close of business on that date will be entitled to vote at our annual meeting or any postponement or adjournment thereof. A list of stockholders entitled to vote at our annual meeting will be available for inspection at our executive offices.

All stockholders are cordially invited to attend the meeting in person. Whether or not you plan to attend, please sign and return the enclosed proxy as promptly as possible in the envelope enclosed for your convenience. Should you receive more than one proxy because your shares are registered in different names and addresses, each proxy should be signed and returned to assure that all your shares will be voted. You may revoke your proxy at any time prior to the annual meeting. If you attend the annual meeting and vote by ballot, your proxy will be revoked automatically and only your vote at the annual meeting will be counted.

YOUR VOTE IS VERY IMPORTANT, REGARDLESS OF THE NUMBER OF SHARES YOU OWN. PLEASE READ THE ATTACHED PROXY STATEMENT CAREFULLY, COMPLETE, SIGN AND DATE THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE AND RETURN IT IN THE ENCLOSED ENVELOPE, OR VOTE ELECTRONICALLY OVER THE INTERNET OR TELEPHONICALLY AS DESCRIBED ON PAGE ONE OF THE PROXY STATEMENT.

                       By Order of the Board of Directors,

                         /s/ John C. Roberts
                         John C. Roberts
                         Vice President, Acting General Counsel and
                          Assistant Secretary

Mansfield, Massachusetts
May 10, 2003

                               AXEDA SYSTEMS INC.

                                 21 Oxford Road
                               Mansfield, MA 02048
                                 (508) 337-9200

                                 PROXY STATEMENT

Your vote at our annual meeting is important to us. Please vote your shares of common stock by completing the enclosed proxy card and returning it to us in the enclosed envelope or submit your proxy electronically over the Internet or vote by telephone as described below. This proxy statement has information about our annual meeting and was prepared by our management for the Board of Directors. This proxy statement and the accompanying proxy card are first being sent or delivered to stockholders on or about May 10, 2003. References in this proxy statement to "we", "our" and "us" refer to Axeda Systems Inc., a Delaware corporation.

GENERAL INFORMATION ABOUT VOTING

Who can vote?

You can vote your shares of common stock if our records show that you owned the shares on April 25, 2003. A total of 27,199,369 shares of our common stock were outstanding on April 25, 2003 and entitled to vote at our annual meeting. You are entitled to one vote for each share of common stock you owned on that date. The enclosed proxy card shows the number of shares you can vote.

How do I vote by proxy?

Follow the instructions on the enclosed proxy card to vote on each proposal to be considered at the annual meeting. Sign and date the proxy card and mail it back to us in the enclosed envelope. Alternatively, if you have so elected, you may vote via telephone or electronically over the Internet as described below. Electronic or telephone voting will have the same effect as returning the enclosed proxy card by regular mail. If the proxy card is properly signed and returned, the proxy holders named on the proxy card will vote your shares as you instruct. If you sign and return the proxy card but do not vote on a proposal, the proxy holders will vote for you on that proposal. Unless you instruct otherwise, the proxy holders will vote FOR the director nominees, FOR each of the amendments to the 1999 Stock Incentive Plan and FOR the independent auditors nominated.

Voting Electronically Via the Internet or by Telephone

Stockholders may vote either via the Internet (at www.eproxyvote.com/xeda for registered stockholders and www.proxyvote.com for stockholders whose shares are registered in the name of a bank or a brokerage firm) or by telephone. Specific instructions to be followed by any stockholder interested in voting via Internet or by telephone are set forth on the enclosed proxy card. The Internet and telephone voting procedures are designed to authenticate the stockholder's identity and to allow stockholders to vote their shares and confirm that their instructions have been properly recorded. Your voting form will provide you with instructions. If your voting form does not reference Internet or telephone information, please complete and return the paper proxy card in the self-addressed, postage paid envelope provided.

Electronic Delivery of Proxy Materials and Annual Report

The notice of Annual Meeting and Proxy Statement and the 2002 Annual Report on Form 10-K are available on our web site at www.axeda.com. Instead of receiving future copies of the Annual Report and Proxy Statement by mail, stockholders can elect to receive an e-mail that will provide electronic links to these documents. Opting to receive your proxy materials online will save us the cost of producing and mailing documents to your home or business, and also will give you an electronic link to the proxy-voting site.

Stockholders of Record: If you vote on the Internet at www.eproxyvote.com/xeda, simply follow the prompts for enrolling in the electronic proxy delivery service. You also may enroll in the electronic proxy delivery service at any time in the future by going directly to www.econsent.com and following the Vote By Net instructions.

Beneficial Stockholders: If you hold your shares in a brokerage account, you also may have the opportunity to receive copies of the Annual Report and Proxy Statement electronically. Please check the information provided in the proxy materials mailed to you by your bank or broker regarding the availability of this service.

What if other matters come up at the annual meeting?

The matters described in this proxy statement are the only matters we know will be voted on at our annual meeting. If other matters are properly presented at the meeting, the proxy holders will vote your shares as they see fit.

What if the annual meeting is postponed or adjourned and reconvened at a later date?

The authority to vote your shares granted in the proxy card applies to any postponement of our annual meeting or any further session of such meeting if the initial session is adjourned, for example, as a result of a lack of a quorum at the scheduled meeting or if there is a disruption requiring the meeting to be suspended and continued at a later date.

Can I change my vote after I return my proxy card?

Yes. At any time before the vote on a proposal, you can change your vote either by filing with our Secretary at our principal executive offices at 21 Oxford Road, Mansfield, Massachusetts 02048, a written notice revoking your proxy card or by signing, dating and returning to us a new proxy card. We will honor the proxy card with the latest date. You may also revoke your proxy by attending our annual meeting and voting in person.

Can I vote in person at the annual meeting rather than by completing the proxy card?

Yes. Although we encourage you to complete and return the proxy card to ensure that your vote is counted, you can attend our annual meeting and vote your shares in person.

What do I do if my shares are held in "street name?"

If your shares are held in the name of your broker, a bank, or other nominee, that party should give you instructions for voting your shares.

How are votes counted?

We will hold our annual meeting if holders of a majority of the shares of common stock entitled to vote either sign and return their proxy cards or attend the meeting. If you sign and return your proxy card, your shares will be counted to determine whether we have a quorum even if you abstain or fail to vote on any of the proposals listed on the proxy card.

If your shares are held in the name of a nominee, and you do not tell the nominee how to vote your shares (so-called "broker nonvotes"), the nominee can vote them as it sees fit only on matters that are determined to be routine, and not on any other proposal. Broker nonvotes will be counted as present to determine if a quorum exists but will not be counted as present and entitled to vote on any nonroutine proposal. Abstentions are counted as negative votes. We may elect to use an automated system administered by our transfer agent to tabulate stockholder votes.

What vote is required to pass proposals at the meeting?

An affirmative vote of a plurality of shares present or represented at our annual meeting and voting is required for the election of directors. An affirmative vote of a majority of shares present or represented at our annual meeting and entitled to vote is required to increase the number of shares reserved under our 1999 Stock Incentive Plan, to increase the limit on the amount by which the share reserve under the 1999 Stock Incentive Plan automatically increases at the beginning of each year from six hundred thousand (600,000) shares to one million (1,000,000) shares, to ratify KPMG LLP as our independent auditors and to pass other routine proposals that are presented at the meeting.

Who pays for this proxy solicitation?

We will bear the entire cost of solicitation, including the preparation, assembly, printing and mailing of this proxy statement, the proxy and any additional solicitation materials furnished to stockholders. Copies of solicitation materials will be furnished to brokerage houses, fiduciaries and custodians holding shares in their names that are beneficially owned by others so that they may forward this solicitation material to such beneficial owners. In addition, we may reimburse these persons for their costs in forwarding the solicitation materials to such beneficial owners. The original solicitation of proxies by mail may be supplemented by a solicitation by telephone, telegram or other means by our directors, officers or employees. No additional compensation will be paid to these individuals for any such services. Except as described above, we do not presently intend to solicit proxies other than by mail.

Notwithstanding anything to the contrary set forth in any of our previous or future filings under the Securities Act of 1933, as amended, or the Exchange Act of 1934, as amended, that might incorporate this proxy statement or future filings made by us under those statutes, the compensation committee report, the audit committee report, reference to the independence of the audit committee members and the stock performance graph contained herein are not deemed filed with the Securities and Exchange Commission, or SEC, and shall not be deemed incorporated by reference into any of those prior filings or into any future filings made by us under those statutes.

                                 PROPOSAL NO. 1:
                              ELECTION OF DIRECTORS

Our Board of Directors is divided into three classes with staggered three-year terms with each class consisting, as nearly as possible, of one-third of the total number of directors. The number of directors is determined from time to time by the Board of Directors and is currently fixed at six (6) members. A single class of directors is elected each year at the annual meeting. Subject to transition provisions, each director elected at each such meeting will serve for a term ending on the date of the third annual meeting of stockholders after their election and until their successor has been elected and duly qualified, or until their earlier resignation or removal. Our Class I Directors are Dale E. Calder and Walter L. Threadgill, our Class II Directors are Bruce J. Ryan and Robert M. Russell Jr. and our Class III Directors are Paul A. Vais and James R. McDonald.

At this year's annual meeting, Messrs. Calder and Threadgill, our Class I directors, will stand for re-election. Messrs. Calder and Threadgill will serve until the 2006 annual meeting, and until their successors are duly elected and qualified, or until their earlier resignation or removal. These directors have agreed to serve if elected and the Board of Directors has no reason to believe that they will be unable or unwilling to serve as nominees or as directors if elected. In the event, however, that they, or either of them, are unable or unwilling to serve as director(s) at the time of the annual meeting, the proxies may be voted for any substitute nominee(s) designated by the present Board of Directors or the proxy holders to fill such vacancy, or the Board of Directors may be reduced in accordance with our bylaws.

Unless otherwise instructed, the proxy holders will vote the proxies received by them FOR the nominees named below. The two candidates receiving the highest number of affirmative votes of the shares entitled to vote at the annual meeting will be elected as two of our directors. The proxies solicited by this proxy statement may not be voted for more than two (2) nominees.

Set forth below is certain information concerning the nominees, the other incumbent directors and our named executive officers who are not also directors:

Directors to be elected at the 2003 Annual Meeting

Walter L. Threadgill. Mr. Threadgill has served as one of our directors since January 1998. Since February 1996, Mr. Threadgill has served as Managing General Partner of Atlantic Coastal Ventures, L.P., a venture capital firm. From June 1979 to February 2000, Mr. Threadgill served as President and Chief Executive Officer of Multimedia Broadcast Investment Corporation (or MBIC), a venture capital company specializing in broadcast financing. He also serves on several boards of directors, including Pingtone Communications, Inc. Mr. Threadgill holds a B.A. in Business Administration from Bernard M. Baruch College, City University of New York, an M.B.A. from Long Island University and an M.A. in International and Telecommunications Law from Antioch School of Law. Mr. Threadgill is a member of the audit and compensation committees of the Board of Directors, but holds no other position or offices of Axeda. Mr. Threadgill is 57 years old.

Dale E. Calder.  Mr.  Calder was appointed to our Board of Directors and as our President in December 2001. Mr. Calder became the President and Chief Executive Officer of PC Soft International (1988) Ltd. in October 1998 as a result of the acquisition of FactorySoft, Inc. by PC Soft International (1988) Ltd., which changed its name in February 2000 to eMation, Ltd. From 1996 to October 1998, Mr. Calder served as the President of FactorySoft. FactorySoft, which was founded by Mr. Calder in 1996, produced connectivity tools for the automation industry. Mr. Calder attended Duke University and the University of North Carolina at Charlotte and graduated with a degree in Electrical Engineering and also attended the MBA program at Carnegie-Mellon University. Mr. Calder is 41 years old.

Recommendation of the Board of Directors

Our Board of Directors recommends a vote "FOR" the election of the nominees named above.

Directors whose term will expire in 2004

Robert M. Russell Jr. Mr. Russell was appointed to our Board of Directors on June 21, 2001 and was appointed Chief Executive Officer by our Board of Directors effective August 6, 2001. From May 2000 until August 2001, Mr. Russell was the President and Chief Executive Officer of Thomson Learning's Life Long Learning Group. From April 1994 to May 2000, Mr. Russell served, first, as Senior Vice President and General Manager of McGraw Hill's Sweets Group, and subsequently, as President of McGraw-Hill's Construction Information Group. Mr. Russell also serves on the boards of directors of Ohio University College of Business and the National Building Museum (Washington D.C.), and was a regent of the American Architectural Foundation. Mr. Russell holds a B.S. from Ohio University and is a graduate of the Yale Executive School of Management Program. Mr. Russell is 51 years old.

Bruce J. Ryan. Mr. Ryan was appointed to our Board of Directors in January 2002. From February 1998 until November 2002, Mr. Ryan was the Executive Vice President and Chief Financial Officer of Global Knowledge Inc., a leading worldwide IT training company and a leader in e-learning solutions. From 1994 until October 1997, Mr. Ryan was Executive Vice President and Chief Financial Officer at Amdahl Corporation. Mr. Ryan held several executive positions at Digital Equipment Corporation from 1969 until 1994, including Senior Vice President of Financial Services, Government and Professional Industries. Mr. Ryan earned his Bachelor's degree in Business Administration from Boston College and his MBA from Suffolk University. Mr. Ryan serves as a director of Inrange Technologies Corporation and Ross Systems, Inc. Mr. Ryan is the Chairman of our audit committee and a member of the compensation committee of the Board of Directors, but holds no other position or offices of Axeda. Mr. Ryan is 59 years old.

Directors whose term will expire in 2005

Paul A. Vais. Mr. Vais has served as one of our directors since April 1998. Mr. Vais has been a General Partner of Apax Partners, a venture capital firm, since March 1997. From March 1995 to December 1996, Mr. Vais served as Vice President of Enterprise Partners V.C., a venture capital firm. From October 1994 to March 1995, Mr. Vais served as a consultant for International Business Machines and several early stage companies, providing expertise in strategic marketing and technology development. Mr. Vais also worked at NeXT Computer, Inc., from July 1988 to October 1994, where he served as the Executive Director of Worldwide Marketing and with Apollo Computer, an engineering workstation company. Mr. Vais serves as a director of many companies, including Icarian, Inc., Oblix, Inc. and InfoLibria, Inc. Mr. Vais holds a B.A. in Computer Science from the University of California at Berkeley. Mr. Vais is the Chairman of our compensation committee of the Board of Directors, but holds no other position or offices of Axeda. Mr. Vais is 44 years old.

James R. McDonald. Dr. McDonald was appointed to our Board of Directors in April 2002. Dr. McDonald has held the Rolls-Royce Chair in Power Engineering at the University of Strathclyde since 1994. Dr. McDonald has also been the Director of the Rolls-Royce University Technology Centre in Power Engineering at the University of Strathclyde since 1996 and the Director of the Centre for Economic Renewable Power Delivery (a Strathclyde/Glasgow University Partnership) since 1998. Dr. McDonald is a Technical Director of Dynamic Knowledge Corporation, a company specializing in knowledge management methods and tools for intelligent decision support applications, and a Member of the Rolls-Royce Electro-Mechanical and Controls Advisory Board. He is a Director of the Centre for Electrical Power Engineering and is the Chairman of the Institute for Energy & Environment, a leading electrical power engineering group. Dr. McDonald earned his Bachelor degree in Electrical and Electronic Engineering, a Masters degree in Electrical and Electronic Engineering, and his PhD in Dynamic Pricing in Electrical Energy Systems, from the University of Strathclyde. He is a Chartered Engineer (C. Eng.), Fellow of the Institution of Electrical Engineers (FIEE), Senior Member of the Institute of Electrical and Electronics Engineers (SMIEEE), and Fellow of the Institute of Physics (FInstP). He has held non-executive board positions with ASCADA (now owned by GE-Harris), a company specializing in real-time network control and operations software and Diagnostic Monitoring Systems, a University spin-out company specializing in sensing and data acquisition systems for plant asset management. Dr. McDonald is a member of the audit and compensation committees of the Board of Directors, but holds no other position or offices of Axeda. Dr. McDonald is 46 years old.

Executive Officers Who Are Not Directors

Thomas J. Fogarty. Mr. Fogarty joined us in May 2000 as Senior Vice President, Corporate Services and Chief Financial Officer and was appointed as Executive Vice President and Chief Financial Officer in December 2001. Prior to joining us, from September 1999 to May 2000, Mr. Fogarty served as Senior Vice President and Chief Financial Officer of DecisionOne Corporation, a multi-vendor computer software and hardware maintenance company. From January 1995 to August 1999, Mr. Fogarty served as Vice President and Treasurer of DecisionOne. Mr. Fogarty holds both a B.B.A. in accounting and an M.B.A. from the Wharton School at the University of Pennsylvania. Mr. Fogarty is 40 years old.

Ned E. Barlas. Mr. Barlas joined us in June 1999 as Vice President and Chief Legal Officer. In May 2000, Mr. Barlas became Secretary. In July 2000, he became Senior Vice President. From March 1994 to June 1999, Mr. Barlas was an attorney associated with Panitch Schwarze Jacobs & Nadel, P.C., a law firm specializing in intellectual property matters based in Philadelphia. Mr. Barlas holds a B.A. in Economics from Swarthmore College and a J.D. from the University of Pennsylvania Law School. Mr. Barlas is 39 years old.

Board Committees

Our Board of Directors held four meetings during 2002. All directors attended 75% or more meetings of the Board of Directors and the meetings of the committees of the Board of Directors on which they served.

The audit committee in 2002 consisted of Walter L. Threadgill, Paul A. Vais until his resignation in July 2002, Bruce J. Ryan following his appointment in February 2002, and James McDonald following his appointment in July 2002 to fill the vacancy caused by the resignation of Paul A. Vais. The audit committee met eight times during 2002. The audit committee currently consists of Messrs. Ryan, Threadgill and McDonald. The audit committee oversees: (1) the integrity of our financial statements, (2) the appointment, compensation, qualifications, independence and work of our independent auditors, (3) our compliance with legal and regulatory requirements, and (4) the performance of our internal controls function.

The compensation committee in 2002 consisted of Paul A. Vais, Bruce J. Ryan following his appointment in April 2002, and Walter L. Threadgill and James R. McDonald following their appointment in November 2002. The compensation committee met three times during 2002. The compensation committee currently consists of Messrs. Vais, Ryan, Threadgill and McDonald. The compensation committee reviews and approves the compensation and benefits for our executive officers, administers our stock plans, assists the Board of Directors in succession planning and performs other duties as may from time to time be determined by the Board of Directors.

We do not have a nominating committee.

Director Compensation

Directors who are not currently our employees are eligible to receive discretionary option grants and stock issuances under our 1999 Stock Incentive Plan for their service on the Board of Directors. These directors are entitled to receive an automatic option grant to purchase 20,000 shares at the time of their initial election or appointment to the Board of Directors, and each director who has served for at least six months receives grants of 5,000 options at each annual meeting of stockholders while they serve as directors, including the annual meeting to which this proxy statement relates. Each automatic option will be immediately exercisable for all of the option shares; however, any unvested shares purchased under such option will be subject to our repurchase, at the exercise price paid per share, should the optionee cease Board service prior to vesting in those shares. The shares subject to each initial 20,000-share automatic option grant will vest in a series of four (4) successive equal annual installments upon the optionee's completion of each year of Board service over the four (4)-year period measured from the grant date. The shares subject to each annual 5,000-share automatic grant will vest upon the optionee's completion of one (1)-year of Board service measured from the grant date. However, the shares subject to each outstanding automatic option grant will immediately vest in full upon certain changes in control or ownership of us or upon the optionee's death or disability while a Board member. Following the optionee's cessation of Board service for any reason, each option will remain exercisable for a 12-month period and may be exercised during that time for any or all shares in which the optionee is vested at the time of such cessation of Board service.

Messrs. Vais and Threadgill each received an automatic option grant to purchase 5,000 shares of Axeda common stock on the date of our 2002 annual meeting with an exercise price equal to the closing selling price of our stock on such date, and are entitled to receive a grant of an option to purchase 20,000 shares of our common stock, with an exercise price equal to the fair market value of our common stock on the date of grant, at each annual meeting of stockholders while each serves as a director, commencing in 2003, of which 5,000 will be an automatic option grant, and the remaining 15,000 will vest immediately. Messrs. Vais and Threadgill do not receive any monetary compensation for their service on the Board of Directors or committees thereof, but are reimbursed for reasonable expenses relating to such service.

Mr. Ryan was appointed to our Board of Directors in January 2002. In connection with his appointment, Mr. Ryan was granted options to purchase up to 40,000 shares of our common stock at a price of $2.53 per share, of which 20,000 was an automatic option grant. Mr. Ryan also received a grant in April 2002 to purchase 25,000 shares of our common stock at a price of $2.67 per share. Mr. Ryan is also entitled to receive a grant of an option to purchase 25,000 shares of our common stock, with an exercise price equal to the fair market value of our common stock on the date of grant, at each annual meeting of stockholders while he serves as a director, commencing in 2003, of which 5,000 will be an automatic option grant, and the remaining 20,000 will vest immediately.

Dr. McDonald was appointed to our Board of Directors in April 2002. In connection with his appointment, Dr. McDonald was granted options to purchase up to 40,000 shares of our common stock at a price of $2.63 per share, of which 20,000 was an automatic option grant. Dr. McDonald is also entitled to receive a grant of an option to purchase 25,000 shares of our common stock, with an exercise price equal to the fair market value of our common stock on the date of grant, at each annual meeting of stockholders, commencing in 2003, while he serves as a director, of which 5,000 will be an automatic option grant, and the remaining 20,000 will vest immediately.

Messrs. Ryan and McDonald are also entitled to receive $2,000 for each Board of Directors meeting they attend and $1,000 for each committee meeting they attend while they are non-employee Board members, and are reimbursed for reasonable expenses relating to their service on the Board of Directors. In addition, as Chairman of the audit committee of the Board of Directors, Mr. Ryan is entitled to receive an additional $1,000 for each audit committee meeting he attends while he is a non-employee Board member.

Compensation Committee Interlocks and Insider Participation

The compensation committee of our Board of Directors was formed in April 1999. The compensation committee consists of Messrs. Vais, Ryan, Threadgill and McDonald. None of the above members of this committee was one of our officers or employees at any time during 2002.

Other Information

There are no family relationships among any of our directors or executive officers.


                                 PROPOSAL NO. 2:
                          APPROVAL OF AMENDMENT TO THE
                            1999 STOCK INCENTIVE PLAN
                  RELATING TO AN INCREASE IN THE SHARE RESERVE

You are being asked to approve an amendment to our 1999 Stock Incentive Plan, or the "Plan," which will increase the number of shares of common stock reserved for issuance under the Plan by an additional 500,000 shares.

Our Board of Directors adopted the amendment on April 29, 2003, subject to stockholder approval of this proposal.

Our Board of Directors believes the amendment is necessary to ensure a sufficient reserve of common stock remains available for issuance under the Plan in order to allow us to continue to utilize equity incentives to attract and retain the services of key individuals essential to our long-term growth and financial success. We rely significantly on equity incentives in the form of stock option grants in order to attract and retain key employees and believe that such equity incentives are necessary for us to remain competitive in the marketplace for executive talent and other key employees. Option grants made to newly-hired or continuing employees will be based on both competitive market conditions and individual performance.

The following is a summary of the principal features of the Plan, as most recently amended. You may obtain, free of charge, a copy of the amended and restated Plan by writing to Thomas J. Fogarty, Executive Vice President, Chief Financial Officer and Treasurer, Axeda Systems Inc., 21 Oxford Road, Mansfield, Massachusetts 02048.

Equity Incentive Programs

The Plan consists of three (3) separate equity incentive programs: (i) the Discretionary Option Grant Program, (ii) the Stock Issuance Program and (iii) the Automatic Option Grant Program for non-employee Board members. The principal features of each program are described below. The compensation committee of our Board of Directors has the exclusive authority to administer the Discretionary Option Grant and Stock Issuance Programs with respect to option grants and stock issuances made to our executive officers and non-employee Board members and will also have the authority to make option grants and stock issuances under those programs to all other eligible individuals. However, our Board of Directors may at any time appoint a secondary committee of one or more Board members to have separate but concurrent authority with the compensation committee to make option grants and stock issuances under those two programs to individuals other than our executive officers and non-employee Board members.

The term "Plan Administrator," as used in this summary, will mean the compensation committee and any secondary committee, to the extent each such entity is acting within the scope of its administrative jurisdiction under the Plan. However, neither the compensation committee nor any secondary committee will exercise any administrative discretion under the Automatic Option Grant Program. All grants under those programs will be made in strict compliance with the express provisions of such programs.

Share Reserve

At present, there is a total of 6,105,361 shares of common stock reserved in the aggregate for issuance over the term of the Plan. Such share reserve consists of
(i) the 2,725,000 shares initially reserved for issuance under the Plan, (ii) the 500,000 share increases approved at each of our 2000 and 2002 annual meetings, (iii) the 158,529, 521,832, 600,000 and 600,000 share increases effected in January 2000 to 2003 respectively pursuant to the automatic share increase provision, plus (iv) the additional increase of 500,000 shares of common stock, subject to approval of this proposal at the annual meeting. In addition, upon stockholder approval of Proposal 3 below, the number of shares of common stock reserved for issuance under the Plan will automatically increase on the first trading day of January each calendar year, beginning in calendar year 2004 by an amount equal to three percent (3%) of the total number of shares of common stock outstanding on the last trading day in December of the preceding calendar year, but in no event will any such annual increase exceed 1,000,000 shares of common stock.

No participant in the Plan may receive option grants, separately exercisable stock appreciation rights or direct stock issuances for more than 700,000 shares of common stock in the aggregate per calendar year. Stockholder approval of this proposal will also constitute a re-approval of the 700,000-share limitation for purposes of Internal Revenue Code Section 162(m).

The shares of common stock issuable under the Plan may be drawn from shares of authorized but unissued common stock or from shares of such common stock reacquired by us, including shares repurchased on the open market.

In the event any change is made to the outstanding shares of common stock by reason of any recapitalization, stock dividend, stock split, combination of shares, exchange of shares or other change in corporate structure effected without receipt of consideration, appropriate adjustments will be made to the securities issuable under the Plan (in the aggregate, annually and to each participant) and the securities and the exercise price per share in effect under each outstanding option.

Eligibility

Officers and employees, non-employee Board of Directors members and independent consultants in our service or the service of our subsidiaries (whether now existing or subsequently established) are eligible to participate in the Discretionary Option Grant and Stock Issuance Programs. Non-employee members of the Board of Directors are also eligible to participate in the Automatic Option Grant Program.

As of April 30, 2003, four (4) executive officers, four (4) non-employee Board members and approximately 132 other employees and consultants were eligible to participate in the Discretionary Option Grant and Stock Issuance Programs. The four (4) non-employee Board members were also eligible to participate in the Automatic Option Grant Program.

Valuation

The fair market value per share of common stock on any relevant date under the Plan will be deemed to be equal to the closing selling price per share on that date on the Nasdaq National Market.

Discretionary Option Grant Program

The Plan Administrator will have complete discretion under the Discretionary Option Grant Program to determine which eligible individuals are to receive option grants, the time or times when those grants are to be made, the number of shares subject to each such grant, the status of any granted option as either an incentive stock option or a non-statutory option under the federal tax laws, the vesting schedule (if any) to be in effect for the option grant and the maximum term for which any granted option is to remain outstanding.

Each granted option will have an exercise price per share no less than the fair market value of the option shares on the grant date unless otherwise determined by the Plan Administrator. No granted option will have a term in excess of ten
(10) years, and the option will generally become exercisable in one or more installments over a specified period of service measured from the grant date.

Upon cessation of service, the optionee will have a limited period of time in which to exercise any outstanding option to the extent exercisable for vested shares. The Plan Administrator will have complete discretion to extend the period following the optionee's cessation of service during which his or her outstanding options may be exercised and/or to accelerate the exercisability or vesting of such options in whole or in part. Such discretion may be exercised at any time while the options remain outstanding, whether before or after the optionee's actual cessation of service.

In addition, the Plan Administrator is authorized to issue stock appreciation rights in connection with option grants made under the Discretionary Option Grant Program, which provide the holders with the right to surrender their options for an appreciation distribution from us. The amount of such distribution will be equal to the excess of (i) the fair market value of the vested shares of common stock subject to the surrendered option over (ii) the aggregate exercise price payable for such shares. Such appreciation distribution may, at the discretion of the Plan Administrator, be made in cash or in shares of common stock. The Plan Administrator may also grant limited stock appreciation rights to our officers as part of their option grants that may be surrendered to us upon the successful completion of a hostile take-over. In return for the surrendered option, the officer will be entitled to a cash distribution from us in an amount per surrendered option share equal to the excess of (i) the take-over price per share over (ii) the exercise price payable for such share.

The Plan Administrator also has the authority to effect the cancellation of any or all options outstanding under the Discretionary Option Grant Program and to grant, in substitution therefore, new options covering the same or a different number of shares of common stock but with an exercise price per share based upon the fair market value of the option shares on the new grant date.

Stock Issuance Program

Shares of common stock may be issued under the Stock Issuance Program at a price per share no less than fair market value unless otherwise determined by the Plan Administrator. The shares may also be issued as a bonus for past services without any cash outlay required of the recipient. The shares issued may be fully vested upon issuance or may vest upon the completion of a designated service period or the attainment of pre-established performance goals. The Plan Administrator will, however, have the discretionary authority at any time to accelerate the vesting of any and all unvested shares outstanding under the Stock Issuance Program.

Automatic Option Grant Program

Under the Automatic Option Grant Program, eligible non-employee Board members will receive a series of option grants over their period of Board service. Each non-employee Board member will, at the time of his or her initial election or appointment to the Board of Directors, receive an option grant for 20,000 shares of common stock, provided such individual has not previously been in our employ. In addition, on the date of each Annual Stockholders Meeting, each individual who is to continue to serve as a non-employee Board member will automatically be granted an option to purchase 5,000 shares of common stock, provided he or she has served as a non-employee Board member for at least six (6) months. There will be no limit on the number of such 5,000-share option grants any one eligible non-employee Board member may receive over his or her period of continued Board service, and non-employee Board members who have previously been in our employ will be eligible to receive one or more such annual option grants over their period of Board service.

Stockholder approval of this proposal will also constitute pre-approval of each option granted under the Automatic Option Grant Program on or after the date of the annual meeting and the subsequent exercise of that option in accordance with the terms of the program summarized below.

Each automatic grant will have an exercise price per share equal to the fair market value per share of common stock on the grant date and will have a maximum term of 10 years, subject to earlier termination following the optionee's cessation of Board service. Each automatic option will be immediately exercisable for all of the option shares; however, any unvested shares purchased under such option will be subject to our repurchase, at the exercise price paid per share, should the optionee cease Board service prior to vesting in those shares. The shares subject to each initial 20,000-share automatic option grant will vest in a series of four (4) successive equal annual installments upon the optionee's completion of each year of Board service over the four (4)-year period measured from the grant date. The shares subject to each annual 5,000-share automatic grant will vest upon the optionee's completion of one
(1)-year of Board service measured from the grant date. However, the shares subject to each outstanding automatic option grant will immediately vest in full upon certain changes in control or ownership of us or upon the optionee's death or disability while a Board member. Following the optionee's cessation of Board service for any reason, each option will remain exercisable for a 12-month period and may be exercised during that time for any or all shares in which the optionee is vested at the time of such cessation of Board service.

Each option granted under the Automatic Option Grant Program will include a limited stock appreciation right. Upon the successful completion of a hostile tender offer for more than fifty percent (50%) of the outstanding voting securities or a change in a majority of the Board of Directors as a result of one or more contested elections for Board membership, each outstanding option under the Automatic Option Grant Program may be surrendered to us in return for a cash distribution. The amount of the distribution per surrendered option share will be equal to the excess of (i) the fair market value per share at the time the option is surrendered or, if greater, the tender offer price paid per share in the hostile take-over over (ii) the exercise price payable per share under such option.

Stockholder approval of this proposal will also constitute pre-approval of each limited stock appreciation right granted under the Automatic Option Grant Program and the subsequent exercise of that right in accordance with the foregoing terms.

General Provisions

Acceleration

In the event that we are acquired by merger or asset sale, each outstanding option under the Discretionary Option Grant Program which is not assumed or replaced by the successor corporation will automatically accelerate in full, and all unvested shares outstanding under the Discretionary Option Grant and Stock Issuance Programs will immediately vest, except to the extent our repurchase rights with respect to those shares are to be assigned to the successor corporation.

The Plan Administrator will have the authority under the Discretionary Option Grant Program to provide that options will vest immediately upon (i) an acquisition, whether or not the options are to be assumed, (ii) upon a change in control (whether effected through the successful completion of a tender offer for more than 50% of our outstanding voting stock or a change in the majority of the Board of Directors effected through one or more contested elections for Board membership) or (iii) a subsequent termination of the optionee's service within a designated period following an acquisition in which those options are assumed on a change in control. The vesting of outstanding options under the Stock Issuance Program may be accelerated upon certain terms and conditions.

The acceleration of vesting in the event of a change in the ownership or control of us may be seen as an anti-takeover provision and may have the effect of discouraging a merger proposal, a takeover attempt or other efforts to gain control of us.

Financial Assistance

The Plan Administrator may institute a loan program to assist one or more participants in financing the exercise of outstanding options under the Discretionary Option Grant Program or the purchase of shares under the Stock Issuance Program through full-recourse interest-bearing promissory notes. However, the maximum amount of financing provided any participant may not exceed the cash consideration payable for the issued shares plus all applicable taxes incurred in connection with the acquisition of those shares.

Special Tax Election

The Plan Administrator may provide one or more holders of non-statutory options or unvested share issuances under the Plan with the right to have us withhold a portion of the shares otherwise issuable to such individuals in satisfaction of the withholding taxes to which such individuals become subject in connection with the exercise of those options or the vesting of those shares. Alternatively, the Plan Administrator may allow such individuals to deliver previously acquired shares of common stock in payment of such withholding tax liability.

Amendment and Termination

The Board of Directors may amend or modify the Plan at any time, subject to any required stockholder approval pursuant to applicable laws and regulations. Unless sooner terminated by the Board of Directors, the Plan will terminate on the earliest of (i) April 20, 2009, (ii) the date on which all shares available for issuance under the Plan have been issued as fully-vested shares or (iii) the termination of all outstanding options in connection with certain changes in control or ownership of us.

Outstanding Grants

As of April 30, 2003, options exercisable for an aggregate of 3,887,245 shares of common stock were outstanding under the Plan and approximately 131 employees, four directors and fewer than 6 consultants or advisors were eligible to participate in the Plan. Options to purchase 991,008 shares of common stock granted under the Plan have been exercised. As of April 30, 2003, 772,687 shares of common stock (excluding the 500,000 share increase that the stockholders are being asked to approve in this proposal) were available for grants under the Plan. On April 29, 2003, the closing price of our common stock on the Nasdaq Market was $0.39 per share.

From April 1999 to April 30, 2003, the following persons or groups received options for shares of common stock under the Plan at the indicated weighted average exerciseprice per share:


                                                                                                       Weighted
                                                                                 Number of Shares       Average
                                                                                Underlying Options   Exercise Price
Name and Position                                                                    Granted (#)      Per Share ($)
-----------------                                                                    -----------      -------------
Robert M. Russell Jr., Chief Executive Officer and Chairman of the Board .........     881,000        $   1.03
Dale E. Calder, President and member of the Board ................................      75,000            0.43
Ned E. Barlas, Chief Legal Officer, Sr. Vice President, and General Counsel ......     171,833            3.23
Thomas J. Fogarty, Chief Financial Officer, Executive Vice President .............     430,000            1.55
Executive Officers ...............................................................   1,557,833            1.39
Non-Executive Director Group .....................................................     135,000            2.81
Non-Executive Officer Employee Group .............................................   2,148,833            2.52

Federal Income Tax Consequences

Option Grants

Options granted under the Plan may be either incentive stock options which satisfy the requirements of Section 422 of the Internal Revenue Code or non-statutory options which are not intended to meet such requirements. The Federal income tax treatment for the two types of options differs as follows:

Incentive Options. The optionee recognizes no taxable income at the time of the option grant, and no taxable income is generally recognized at the time the option is exercised. The optionee will, however, recognize taxable income in the year in which the purchased shares are sold or otherwise made the subject of a taxable disposition. For Federal tax purposes, dispositions are divided into two categories: (i) qualifying and (ii) disqualifying. A qualifying disposition occurs if the sale or other disposition is made after the optionee has held the shares for more than two (2) years after the option grant date and more than one
(1) year after the exercise date. If either of these two holding periods is not satisfied, then a disqualifying disposition will result.

Upon a qualifying disposition, the optionee will recognize long-term capital gain in an amount equal to the excess of (i) the amount realized upon the sale or other disposition of the purchased shares over (ii) the exercise price paid for the shares. If there is a disqualifying disposition of the shares, then the excess of (i) the fair market value of those shares on the exercise date over
(ii) the exercise price paid for the shares will be taxable as ordinary income to the optionee. Any additional gain or loss recognized upon the disposition will be recognized as a capital gain or loss by the optionee.

If the optionee makes a disqualifying disposition of the purchased shares, then we will be entitled to an income tax deduction, for the taxable year in which such disposition occurs, equal to the excess of (i) the fair market value of such shares on the option exercise date over (ii) the exercise price paid for the shares. If the optionee makes a qualifying disposition, we will not be entitled to any income tax deduction.

Non-Statutory Options. No taxable income is recognized by an optionee upon the grant of a non-statutory option. The optionee will in general recognize ordinary income, in the year in which the option is exercised, equal to the excess of the fair market value of the purchased shares on the exercise date over the exercise price paid for the shares, and the optionee will be required to satisfy the tax withholding requirements applicable to such income.

If the shares acquired upon exercise of the non-statutory option are unvested and subject to repurchase by us in the event of the optionee's termination of service prior to vesting in those shares, then the optionee will not recognize any taxable income at the time of exercise but will have to report as ordinary income, as and when our repurchase right lapses, an amount equal to the excess of (i) the fair market value of the shares on the date the repurchase right lapses over (ii) the exercise price paid for the shares. The optionee may, however, elect under Section 83(b) of the Internal Revenue Code to include as ordinary income in the year of exercise of the option an amount equal to the excess of (i) the fair market value of the purchased shares on the exercise date over (ii) the exercise price paid for such shares. If the Section 83(b) election is made, the optionee will not recognize any additional income as and when the repurchase right lapses.

We will be entitled to an income tax deduction equal to the amount of ordinary income recognized by the optionee with respect to the exercised non-statutory option. The deduction will in general be allowed for our taxable year in which such ordinary income is recognized by the optionee.

Stock Appreciation Rights

No taxable income is recognized upon receipt of a stock appreciation right. The holder will recognize ordinary income, in the year in which the stock appreciation right is exercised, in an amount equal to the excess of the fair market value of the underlying shares of common stock on the exercise date over the base price in effect for the exercised right, and the holder will be required to satisfy the tax withholding requirements applicable to such income.

We will be entitled to an income tax deduction equal to the amount of ordinary income recognized by the holder in connection with the exercise of the stock appreciation right. The deduction will be allowed for the taxable year in which such ordinary income is recognized.

Direct Stock Issuances

The tax principles applicable to direct stock issuances under the Plan will be substantially the same as those summarized above for the exercise of non-statutory option grants.

Deductibility of Executive Compensation

We anticipate that any compensation deemed paid in connection with the disqualifying dispositions of incentive stock option shares or the exercise of non-statutory options with exercise prices equal to the fair market value of the option shares on the grant date will qualify as performance-based compensation for purposes of Code Section 162(m) and will not have to be taken into account for purposes of the $1 million limitation per covered individual on the deductibility of the compensation paid to certain executive officers. Accordingly, all compensation deemed paid with respect to those options will remain deductible without limitation under Code Section 162(m).

New Plan Benefits

As of April 30, 2003, no stock options had been granted, and no shares of common stock had been issued, on the basis of the share increase that is the subject of this proposal.

Accounting Treatment

Option grants under the Discretionary and the Automatic Option Grant Programs with exercise prices equal to the fair market value of the shares on the date of grant will not result in any direct charge to our reported results of operations. However, the pro forma impact of recognizing compensation expense is required to be disclosed in the footnotes to our financial statements pursuant to SFAS No. 123. This requires us to disclose in our footnotes the per share weighted-average fair value of stock options issued by us, the pro forma profit and loss and earnings per share impact. Option grants made under the Discretionary Option Grant Program with an exercise price less than the fair market value of the shares on the date of grant will result in deferred compensation expense. This deferred compensation expense will be recognized over the vesting schedule in effect for the option.

Option grants made to non-employee consultants under the Plan will result in a direct charge to our reported results of operations based upon the fair value of the option measured initially as of the grant date and then subsequently on the vesting date of each installment of the underlying option shares. Such charge may include the appreciation in the value of the option shares over the period between the grant date of the option and the vesting date of each installment of the option shares.

The number of outstanding options, whether granted with exercise prices at or below fair market value, will factor into the determination of our diluted earnings per share.

Should one or more individuals be granted tandem stock appreciation rights under the Plan, then such rights would result in compensation expense to be charged against our reported results of operations. Accordingly, at the end of each quarter, the amount (if any) by which the fair market value of the shares of our common stock subject to such outstanding stock appreciation rights has increased from the prior quarter-end would be accrued as compensation expense, to the extent such fair market value is in excess of the aggregate exercise price in effect for those rights.

Stockholder Approval

The affirmative vote of at least a majority of the outstanding shares of common stock present in person or by proxy at the annual meeting and entitled to vote is required for approval of the amendment to the Plan. Should such stockholder approval not be obtained, then the 500,000-share increase to the share reserve under the Plan will not be implemented, any stock options granted under the Plan on the basis of this increase will immediately terminate without ever becoming exercisable for the shares of common stock subject to those options, and no additional options or stock issuances will be made on the basis of such increase. The Plan will, however, continue in effect, and option grants and direct stock issuances may continue to be made under the Plan until all the shares available for issuance under the Plan (including any share reserve increases on the basis of the three percent (3%) annual evergreen increases in effect under the Plan prior to the Plan amendment) has been issued pursuant to such option grants and direct stock issuances. Approval or disapproval of this proposal is independent of approval or disapproval of Proposal 3 and it is possible for either proposal or both proposals to be approved or disapproved at our annual meeting.

Recommendation of the Board of Directors

Our Board of Directors recommends a vote "FOR" approval of this proposal.

                                 PROPOSAL NO. 3
                          APPROVAL OF AMENDMENT TO THE
                            1999 STOCK INCENTIVE PLAN
               RELATING TO THE AUTOMATIC SHARE INCREASE PROVISION


You are being asked to approve an amendment to the Plan that will increase the limit on the amount by which the share reserve under the plan automatically increases at the beginning of each year from 3% of outstanding shares up to a maximum of six hundred thousand (600,000) shares to 3% of outstanding shares up to a maximum of one million (1,000,000) shares.

Our Board of Directors adopted the amendment on April 29, 2003, subject to stockholder approval of this proposal.

Our Board believes the amendment is necessary to assure that a sufficient reserve of common stock remains available for issuance under the Plan in order to allow us to continue to utilize equity incentives to attract and retain the services of key individuals essential to our long-term growth and financial success. Our Board also believes that, given the usual insistence by acquisition targets that we assume the target's outstanding options, the shares which would be added to the reserve on an annual basis under our current automatic share increase provision will be insufficient to allow us to proceed with the full range of potential acquisitions that the Board would be inclined to pursue. Without an increase in this feature, our Board believes that its ability to consummate strategic acquisitions on commercially reasonable terms, or at all, may be compromised.

See the description set forth under Proposal 2 above for a summary of the principal features of the Plan, as most recently amended, including, among other things, a description of the equity incentive programs which are a part of the Plan, eligibility for each of these programs, valuation of stock and rights granted under the Plan, the federal income tax consequences and accounting treatment of options and other rights granted under the plan, a description of stock awards made under the Plan to directors, selected members of our senior management and certain other groups from January 1, 1999 through April 30, 2003 and other related information.

Share Reserve

At present, there is a total of 6,105,361 shares of common stock reserved in the aggregate for issuance over the term of the Plan. Such share reserve consists of
(i) the 2,725,000 shares initially reserved for issuance under the Plan, (ii) the 500,000 share increases approved at each of our 2000 and 2002 annual meetings, (iii) the 158,529, 521,832, 600,000 and 600,000 share increases effected in January 2000 to 2003 respectively pursuant to the automatic share increase provision, plus (iv) the additional increase of 500,000 shares of common stock, which forms part of Proposal 2, described above. In addition, upon stockholder approval of this proposal, the number of shares of common stock reserved for issuance under the Plan will automatically increase on the first trading day of January of each calendar year, beginning in calendar year 2004 by an amount equal to three percent (3%) of the total number of shares of common stock outstanding on the last trading day in December of the preceding calendar year, but in no event shall such annual increase exceed one million (1,000,000) shares.

The shares of common stock issuable under the Plan may be drawn from shares of authorized but unissued common stock or from shares of such common stock reacquired by us, including shares repurchased on the open market.

In the event any change is made to the outstanding shares of common stock by reason of any recapitalization, stock dividend, stock split, combination of shares, exchange of shares or other change in corporate structure effected without receipt of consideration, appropriate adjustments will be made to the securities issuable under the Plan (in the aggregate, annually and to each participant) and the securities and the exercise price per share in effect under each outstanding option.

New Plan Benefits

As of April 30, 2003, no stock options had been granted, and no shares of common stock had been issued, on the basis of the share increase that is the subject of this proposal.

Stockholder Approval

The affirmative vote of at least a majority of the outstanding shares of common stock present in person or by proxy at the annual meeting and entitled to vote is required for approval of the amendment to the Plan. Should such stockholder approval not be obtained, then the increase of the limit on the amount by which the share reserve under the plan automatically increases at the beginning of each year from six hundred thousand (600,000) shares to one million (1,000,000) shares will not be implemented. The Plan will, however, continue in effect, and option grants and direct stock issuances may continue to be made under the Plan until all the shares available for issuance under the Plan (including any share reserve increases on the basis of the three percent (3%) annual evergreen increases in effect under the Plan subject to the six hundred thousand (600,000) share limit) have been issued pursuant to such option grants and direct stock issuances. Approval or disapproval of this proposal is independent of approval or disapproval of Proposal 2 and it is possible for either proposal or both proposals to be approved or disapproved at our annual meeting.

Recommendation of the Board of Directors

Our Board of Directors recommends a vote "FOR" approval of this proposal.


                                 PROPOSAL NO. 4:
                     RATIFICATION OF APPOINTMENT OF AUDITORS

The Board of Directors has ratified the selection of KPMG LLP by its audit committee to serve as our independent auditors for the year ending December 31, 2003. If ratification of this selection of auditors is not approved by a majority of the shares of common stock voting thereon, the audit committee of our Board of Directors will review our future selection of auditors.

Representatives of KPMG LLP are expected to be present at our annual meeting and will have the opportunity to make a statement if they desire to do so. They are also expected to be available to respond to appropriate questions.

Unless marked to the contrary, proxies received will be voted FOR ratification of the appointment of KPMG LLP as our independent auditors for the current year.

Stockholder Approval

The ratification of the appointment of KPMG LLP as our independent auditors for the year ending December 31, 2003 requires the affirmative vote of the holders of a majority of the shares of our common stock present at our annual meeting in person or by proxy and entitled to vote.

Recommendation of the Board of Directors

Our Board of Directors recommends a vote "FOR" ratification of the appointment of KPMG LLP as our independent auditors.

AUDIT COMMITTEE REPORT

The following report concerns the audit committee's activities regarding oversight of our financial reporting and auditing process.

Our audit committee is comprised solely of independent directors, as defined in the marketplace rules of The Nasdaq Stock Market, and operates under a written charter adopted by our Board of Directors. The Board of Directors has determined that Mr. Ryan qualifies as an "audit committee financial expert" under the new rules of the SEC. The composition of the audit committee, the attributes of its members and the responsibilities of the committee, as reflected in our charter, are intended to be in accordance with applicable requirements for corporate audit committees. The audit committee reviews and assesses the adequacy of its charter on an annual basis. A copy of our audit committee charter, which was reviewed and updated in November 2002, is attached as Appendix A.

Management is responsible for our financial reporting process including our system of internal control, and for the preparation of consolidated financial statements in accordance with accounting principles generally accepted in the United States of America. KPMG LLP, our independent auditors, is responsible for auditing those financial statements. The audit committee oversees: (1) the integrity of our financial statements, (2) the appointment, compensation, qualifications, independence and work of our independent auditors, (3) our compliance with legal and regulatory requirements, and (4) the performance of our internal controls function.

The audit committee adopted a policy for pre-approval of services to be performed by our independent auditors in November 2002. The committee must pre-approve annual budgets for audit, audit-related and tax compliance and reporting services. The audit committee reviewed and accepted the 2002 audit plan and engagement letters with KPMG LLP for the 2002 annual audit, the 2003 quarterly reviews and tax compliance and reporting for 2002. The committee has delegated the authority to grant pre-approval of audit and permitted non-audit services to Mr. Ryan, provided that all such decisions are reported to the audit committee at its next scheduled meeting. The committee also receives quarterly reports from management on all fees paid to the independent auditors.

During the past year, our audit committee also:

o Reviewed and discussed the requirements and ongoing developments related to the Sarbanes-Oxley Act;

o Reviewed and discussed our internal controls, critical accounting policies, significant accounting estimates and disclosure controls and procedures;

o Reviewed and discussed our audited 2002 consolidated financial statements with management and representatives of KPMG LLP;

o Discussed with KPMG LLP the matters required to be discussed by Statement on Auditing Standards No. 61 (Communications with Audit Committees); and

o Received the written disclosures and the letter from KPMG LLP required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and discussed with KPMG LLP its independence.

Based on the review, discussions and disclosures referred to above, the audit committee recommended to the Board of Directors that our audited consolidated financial statements for 2002 be included in our Annual Report on Form 10-K for the year ended December 31, 2002 for filing with the SEC.

The following table presents fees for professional audit services rendered by KPMG LLP for the audit of our annual consolidated financial statements for the years ended December 31, 2002 and December 31, 2001, and fees billed for other services rendered by KPMG LLP during those periods. Certain amounts for 2001 have been presented to conform to the 2002 presentation.

                                         2002               2001
                                         ----               ----
Audit fees (1)                             $338,000           $216,200
Audit-related  fees (2)                    $ 69,000           $351,400
Tax fees (3)                               $205,000           $458,200
All other fees (4)                         $     -            $ 64,000
                                   -----------------  -----------------
Total fees                                 $612,000         $1,089,800
                                   =================  =================


(1) Audit fees consisted of amounts incurred for the audit of our annual consolidated financial statements as well as reviews of our interim financial statements, performed on a quarterly basis.

(2) Audit-related fees consisted principally of technical advisory services performed in connection with the sales of certain assets of our Consumer Electonics and Internet Appliance businesses, the acquisition of eMation Ltd. in 2001 and technical guidance on a range of other financial statement and business matters in 2002.

(3) Tax fees consisted principally of tax advisory services performed for the sales of certain assets of our Consumer Electronics and Internet Appliance businesses and the acquisition of eMation Ltd. in 2001, as well as income tax compliance and reporting.

(4) All other fees in 2001 consisted principally of due diligence advisory services in connection with the acquisition of eMation Ltd.

The audit committee has considered whether KPMG LLP's provision of these services is compatible with maintaining KPMG LLP's independence.

Submitted by the Audit Committee of our Board of Directors:

Bruce J. Ryan
Walter L. Threadgill
James R. McDonald

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information known to us with respect to the beneficial ownership of our common stock as of April 25, 2003, except as noted in the footnotes below by:

o all persons who are beneficial owners of 5% or more of our common stock;

o each director;

o our Chief Executive Officer and the other executive officers for the year ended December 31, 2002; and

o all directors and executive officers as a group.

The number of shares beneficially owned and the percentage of shares beneficially owned are based on 27,199,369 shares outstanding as of April 25, 2003, adjusted as required by rules of the SEC. Beneficial ownership is determined in accordance with the rules of the SEC and includes voting and investment power with respect to such shares. All shares of common stock subject to options currently exercisable or exercisable within 60 days after April 25, 2003 are deemed to be outstanding and to be beneficially owned by the person holding such options for the purpose of computing the number of shares beneficially owned and the percentage ownership of such person, but are not deemed to be outstanding and to be beneficially owned for the purpose of computing the percentage ownership of any other person. Except as indicated in the footnotes to the table and subject to applicable community property laws, based on information provided by the persons named in the table, such persons have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them.


                                                                        Number of Shares       Percent Beneficially
Name of Beneficial Owner                                               Beneficially Owned              Owned
------------------------                                               ------------------              -----
Entities associated with Apax Partners, Inc. (1)                            3,291,526                  11.6%
Entities associated with Apax Israel Partners II, L.P.
and Apax-Leumi, Inc. (2)                                                    1,982,556                   7.0%
Regan Partners Inc. (3)                                                     2,722,519                   9.6%
Walter L. Threadgill (4)                                                      375,896                   1.3%
Robert M. Russell Jr. (5)                                                     482,265                   1.7%
Ned E. Barlas (6)                                                             128,539                      *
Thomas J. Fogarty (7)                                                         338,914                   1.2%
Dale E. Calder (8)                                                            555,091                   2.0%
Paul A. Vais (9)                                                            3,302,766                  11.7%
Bruce J. Ryan (10)                                                             26,250                      *
James R. McDonald (11)                                                         10,000                      *
All Directors and Executive Officers as a group (12)                        5,219,731                  18.4%


*Less than 1%

Except as otherwise noted below, the address of each person listed on the table is c/o Axeda Systems Inc., 21 Oxford Road, Mansfield, Massachusetts 02048.

(1) Principal Address is 445 Park Avenue, New York, NY 10022. Represents 80,274 shares of our common stock held by APA Excelsior IV/Offshore, L.P, a Cayman Islands Limited Partnership, 362,521 shares of our common stock held by The P/A Fund III, L.P., 20,332 shares of our common stock held by Patricof Private Investment Club, L.P., 28,474 shares of our common stock held by Patricof Private Placement Club II, L.P., 454,924 shares of our common stock held by APA Excelsior IV, L.P., and 2,345,001 shares of our common stock held by APA Excelsior V, L.P. Each of the entities identified above is managed or advised by Apax Partners, Inc. and, as such, Apax Partners, Inc. may be deemed to have shared voting and dispositive power with the General Partners of each Partnership. The above numbers do not include 1,982,556 shares of common stock owned by funds managed or advised by Apax Partners Israel Ltd. and its affiliates and 847,589 shares of common stock owned by funds managed or advised by Apax Partners & Co. Beteiligungsberatung GmbH and its affiliates.

(2) Principal address is 15 Portland Place, London, England W1B 1PT. Apax Israel Partners II, L.P and Apax-Leumi, Inc. act as a group for the purpose of acquiring, holding, or disposing or securities. Apax Israel Partners II, L.P is the general partner of Apax Israel II L.P., Apax Israel II Entrepreneur's Club, and Apax Israel II Entrepreneur's Club (Israel) L.P. and may be deemed to have shared power to vote and shared power to dispose of 1,003,594 shares of common stock owned by Apax Israel II L.P., 137,354 shares of common stock owned by Apax Israel II (Israel) L.P., 12,600 shares of common stock owned by Apax Israel II Entrepreneur's Club L.P., and 10,102 shares of common stock owned by Apax Israel II Entrepreneur's Club (Israel). Apax-Leumi Inc. is the general partner of Israel Growth Fund L.P. and may be deemed to have the shared power to vote and the shared power to dispose of the 818,906 shares of common stock owned by Israel Growth Fund L.P. The above numbers do not include 3,291,526 shares of common stock owned by funds managed or advised by Apax Partners, Inc. and its affiliates and 847,589 shares of common stock owned by funds managed or advised by Apax Partners & Co. Beteiligungsberatung GmbH and its affiliates.

(3) Principal address is 600 Madison Avenue, New York, New York 10022. Represents 2,300,900 shares with shared power to vote and dispose of; and 421,619 shares with sole power to vote and dispose of.

(4) Principal Address is 3101 South Street N.W., Washington, D.C. 20007. Includes 364,646 shares of our common stock held by Atlantic Coastal Ventures, L.P. and 11,250 shares of our common stock issuable upon the exercise of options that are exercisable by Mr. Threadgill within 60 days of April 25, 2003. Mr. Threadgill is a General Partner of Atlantic Coastal Ventures, L.P. and one of our directors. Mr. Threadgill shares voting and investment power with Donald F. Greene, a General Partner of Atlantic Coastal Ventures, L.P. over the shares held by Atlantic Coastal Ventures. Mr. Threadgill disclaims beneficial ownership of all of our shares, excluding options to purchase common stock, except to the extent of his pecuniary interest in Atlantic Coastal Ventures, L.P.

(5) Includes 366,665 shares of our common stock issuable upon the exercise of options that are exercisable within 60 days of April 25, 2003.

(6) Includes 112,956 shares of our common stock issuable upon the exercise of options that are exercisable within 60 days of April 25, 2003.

(7) Includes 255,414 shares of our common stock issuable upon the exercise of options that are exercisable within 60 days of April 25, 2003.

(8) Includes 406,250 shares of our common stock issuable upon the exercise of options that are exercisable within 60 days of April 25, 2003.

(9) Includes 11,250 shares of our common stock issuable upon the exercise of options that are exercisable within 60 days of April 25, 2003. Mr. Vais is a Managing Director of Apax Partners Inc. and is one of our directors. Each of the entities identified in Note 1 above is managed or advised by Apax Partners Inc. and, as such, Apax may be deemed to have shared voting and dispositive power with the General Partners of each Partnership with respect to an aggregate of 3,291,526 shares of our common stock. Mr. Vais disclaims beneficial ownership of all of our shares excluding options to purchase common stock, except to the extent of his pecuniary interest in Patricof Private Investment Club, L.P.

(10) Includes 16,250 shares of our common stock issuable upon the exercise of options that are exercisable within 60 days of April 25, 2003.

(11) Includes 10,000 shares of our common stock issuable upon the exercise of options that are exercisable within 60days of April 25, 2003.

(12) Includes 1,190,035 shares of our common stock issuable upon the exercise of options that are exercisable within 60 days of April 25, 2003.


EXECUTIVE COMPENSATION

The following table sets forth compensation information with respect to the compensation received for services rendered to us by our Chief Executive Officer and our other three executive officers (together, the "Named Executive Officers"), in each case for services rendered in all capacities to us and our subsidiaries during the last three years.

Summary Compensation Table



                                                                                                  Long-Term
                                                                                                 Compensation
                                                                                                    Awards
                                                                                                  Securities
                                                                Annual        Compensation        Underlying
Name and Principal Position                         Year      Salary ($)        Bonus ($)         Options (#)
---------------------------                         ----      ----------        ---------         -----------

Robert M. Russell Jr. (1).................          2002       $330,000         $276,725            200,000
 Chief Executive Officer and Chairman of the        2001       133,913           $73,881            681,000
   Board                                            2000          -                 -                  -

Dale E. Calder (2)........................          2002       221,855           151,150            75,000
  President and Director                            2001        11,747           350,000            500,000
                                                    2000          -                 -                  -

Thomas J. Fogarty (3).....................          2002       220,000           140,920            75,000
 Executive Vice President,                          2001       205,000           172,500            150,000
   Chief Financial Officer and Treasurer            2000       127,536           62,500             105,000

Ned E. Barlas.........................              2002       200,000           115,345            40,000
 General Counsel,                                   2001       179,167           147,500            76,000
   Senior Vice President and Secretary              2000       137,500           20,375             22,500

(1) Hired in August 2001. (2) Hired in December 2001. (3) Hired in May 2000.

Option Grants in 2002

The following table sets forth option grants for the year ended December 31, 2002 to our Chief Executive Officer, and our other three executive officers. No stock appreciation rights were granted to any such person during 2002.


                                     Number of        % of Total                                      Potential Realizable Value
                                    Securities     Options Granted    Exercise                        at Assumed Annual Rates of
                                Underlying Options   to Employees  Price ($/Per                      Stock Price Appreciation for
Name                                 Granted #           (1)         Share)(2)   Expiration Date           Option Terms (3)
----                                 ---------           ---         ---------   ---------------           ----------------
                                                                                                           5%            10%
                                                                                                           --            ---

Robert M. Russell Jr.                       100,000           3.95%       $ 2.60        06/20/11       $ 444,688    $ 741,810
                                            100,000            3.95         0.43        10/07/12          73,545      122,684

Dale E. Calder                               75,000            2.96         0.43        10/07/12          55,158       92,013

Thomas J. Fogarty                            75,000            2.96         0.43        10/07/12          55,158       92,013

Ned E. Barlas                                40,000            1.50         0.43        10/07/12          29,418       49,074


(1) Based on an aggregate of 2,533,000 options granted to employees under our option plans during 2002.

(2) The exercise price for all stock option grants is the fair market value of our common stock on the date of the grant. The exercise price may be paid in cash, with shares of common stock or through a cashless exercise. All options become exercisable as to 25% at the end of one year with the remainder vesting over three years in equal monthly installments. If we are acquired, all options that are not assumed or replaced by the successor corporation will automatically accelerate in full. In addition, Messrs. Russell, Barlas, Calder and Fogarty's employment agreements provide for the immediate vesting of all outstanding options in the event they are terminated without cause or as otherwise defined in the agreements.

(3) The potential realizable value is calculated based on the term of the option at its time of grant, which is ten years. It is calculated assuming that the fair market value of our common stock on the date of grant appreciates at the indicated annual rate compounded annually for the entire term of the option and that the option is exercised and sold on the last day of its term for the appreciated stock price.


Aggregate Option Exercises in 2002 and Year-End Option Values

The following table sets forth certain information concerning option holdings at December 31, 2002 with respect to each Named Executive Officer. No stock appreciation rights were outstanding at December 31, 2002. No Named Executive Officer exercised any options or stock appreciation rights during 2002.



                                                               Number of Securities Underlying      Values of Unexercised
                          Number of Shares     Value                Unexercised Options #         In-the-Money Options $ (1)
                           Acquired on       Realized               ---------------------         --------------------------
 Name                       Exercise #          $              Exercisable       Unexercisable    Exercisable   Unexercisable
 ----                       ----------          -              -----------       -------------    -----------   -------------
 Robert M. Russell Jr.           -               -               255,832            625,168        $114,666       $ 310,134
 Dale Calder                     -               -               312,500            262,500         150,000         150,000
 Thomas J. Fogarty               -               -               189,166            140,834         100,000          60,000
 Ned Barlas                      -               -               104,164             67,669          42,000          32,000

(1) Determined by subtracting the exercise price from the fair market value of our common stock at December 31, 2002 of $0.80 per share, based on the closing selling price of our common stock on the Nasdaq National Market on such date, and multiplying by the applicable number of securities.

Equity Compensation Plan Information

This table shows information about the securities authorized for issuance under our equity compensation plans as of December 31, 2002.

                                                                                                  Number of Securities Remaining
                                                   Number of Securities      Weighted-Average      Available for Future Issuance
                                                     to be Issued Upon      Exercise Price of    Under Equity Compensation Plans
                                                        Exercise of        Outstanding Options  Excluding Securities Reflected
Plan Category                                       Outstanding Options        (per share)              in Column (1)
-------------                                       -------------------        -----------              -------------
Equity Compensation Plan Approved by Stockholders        3,753,428                $ 2.17                   259,575


(1) This table does not include information for the equity compensation plan assumed in connection with the acquisition of eMation, Ltd. on December 7, 2001. In connection with such acquisition, we assumed options issued under eMation, Ltd.'s 2001 Stock Option Plan that became exercisable for up to 1,428,710 shares of our common stock, 530,000 of which are exercisable for $0.01 per share and the remaining 898,710 exercisable at $2.14 per share. No options have been or will be granted under the eMation, Ltd. 2001 Stock Option Plan subsequent to our acquisition of eMation, Ltd.

(2) The number of shares reserved for issuance under our 1999 Stock Incentive Plan is automatically increased on January 1 of each year by an amount equal to three percent (3%) of the shares of Common Stock outstanding on the last trading day of the immediately preceding calendar year, but in no event shall such annual increase exceed six hundred thousand (600,000) shares. On January 1, 2003, 600,000 additional shares were reserved for issuance. If proposal three is approved at the annual meeting, the limit of six hundred thousand (600,000) shares on the amount by which the share reserve under the plan automatically increases at the beginning of each year will be increased to one million (1,000,000) shares.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

The compensation committee of our Board of Directors sets the compensation of our Chief Executive Officer, reviews and approves the compensation and benefits for our other executive officers, administers our stock plans, assists the board in succession planning and performs other duties as may from time to time be determined by the Board of Directors.

Compensation Philosophy and Objectives

We operate in the extremely competitive and rapidly changing computer software and services industry. The committee believes that the compensation programs for the executive officers should be designed to attract, motivate and retain talented executives responsible for our success, and should be determined within a competitive framework, based on the achievement of designated financial targets, individual contribution, customer satisfaction and financial performance relative to that of our peers. Within this overall philosophy, the committee's objectives are to:

o Offer a total compensation program that takes into consideration the compensation practices of a group of specifically identified peer companies and other selected companies with which we compete for executive talent;

o Provide annual variable incentive awards that take into account our overall financial performance in terms of designated corporate objectives and the relative performance of the peer companies as well as individual contributions; and

o Align the financial interests of executive officers with those of stockholders by providing significant equity-based, long-term incentives.

Compensation Components and Process

The three major components of our executive officer compensation are: (i) base salary, (ii) variable incentive awards and (iii) long-term, equity-based incentive awards. The committee determines the compensation levels for the executive officers with the assistance of our Human Resources Department, which works with an independent consulting firm and furnishes the committee with executive compensation data drawn from a nationally recognized survey of similarly sized technology companies that have been identified as peer companies. The positions of our Chief Executive Officer and other executive officers were compared with those of their counterparts at the peer companies, and the market compensation levels for comparable positions were examined to determine base salary, target incentives and total cash compensation. In addition, the practices of the peer companies concerning stock option grants were reviewed and compared.

Base Salary. The base salary for each executive officer is determined at levels considered appropriate for comparable positions at the peer companies.

Variable Incentive Awards. To reinforce the attainment of our goals, the committee believes that a portion of the annual compensation of each executive officer should be in the form of variable incentive pay. The annual incentive pool for executive officers is determined on the basis of our achievement of financial performance targets. The incentive plan sets a threshold level of performance based on revenues that must be attained before any incentives are awarded. Once the threshold is reached, specific formulas are in place to calculate the actual incentive payment for each executive officer.

Long-Term, Equity-Based Incentive Awards. The goal of our long-term, equity-based incentive awards is to align the interests of executive officers with stockholders and to provide each executive officer with a significant incentive to manage us from the perspective of an owner with an equity stake in the business. The committee determines the size of long-term, equity-based incentives according to each executive's position and sets a level it considers appropriate to create a meaningful opportunity for stock ownership. In addition, the committee takes into account an individual's recent performance, his or her potential for future responsibility and promotion, comparable awards made to individuals in similar positions with the peer companies and the number of unvested options held by each individual at the time of the new grant. The relative weight given to each of these factors varies among individuals at the committee's discretion. During 2002, the committee made option grants to Messrs. Russell, Calder, Fogarty and Barlas under our 1999 Stock Incentive Plan. Each grant allows the officer to acquire shares of Axeda common stock at the market price on the grant date over a specified period of time. Options granted to this group of individuals in the year ended December 31, 2002 vest in periodic installments over a four-year period contingent upon the executive officer's continued employment with us, subject to accelerated vesting in the case of involuntary termination, a change of control of Axeda or other event as described in the individual's employment agreement.

Chief Executive Officer Compensation

We entered into an employment agreement with Mr. Russell on August 10, 2001 for a three-year term at a base salary of $330,000. See "Employment Agreements and Change of Control Arrangements." The annual base salary for Mr. Russell was based on the salary levels paid to chief executive officers of the peer companies. In 2002, Mr. Russell received $100,000 guaranteed incentive compensation and $176,725 incentive compensation based on our actual financial performance in attaining and exceeding a strategic revenue objective. In 2002, Mr. Russell also received a stock option to purchase 100,000 shares of Axeda common stock at an exercise price of $2.60 per share and a stock option to purchase 100,000 shares of Axeda common stock at an exercise price of $0.43 per share.

Compliance with Internal Revenue Code Section 162(m)

Section 162(m) of the Internal Revenue Code disallows a tax deduction to publicly held companies for compensation paid to certain of their executive officers, to the extent that compensation exceeds $1 million per covered officer in any fiscal year. The limitation applies only to compensation that is not considered to be performance-based. Non performance-based cash compensation paid to our executive officers for 2002 did not exceed the $1 million limit per officer. Further, the compensation committee believes that our 1999 Stock Incentive Plan has been structured so that any compensation deemed paid in connection with the exercise of option grants made under that plan with an exercise price equal to the fair market value of the option shares on the grant date will qualify as performance-based compensation that will not be subject to the $1 million limitation. However, we have not adopted a policy of limiting stock option awards to only grants with an exercise price equal to the fair market value of the option shares on the grant date. Accordingly, ordinary income recognized upon exercise of the options granted at less than fair market value (including the options granted with an exercise price of $0.01 per share) will have to be taken into account for purposes of the $1 million limitation per covered individual and may not be deductible by us for income tax purposes. The compensation committee has decided that it is not appropriate at this time to take any action to limit or restructure the elements of cash compensation payable to our executive officers.

Other Elements of Executive Compensation

Executives are eligible for corporation-wide medical and dental benefits and participation in a 401(k) plan under which we currently provide a matching contribution of 50% of an employee's contribution up to 6% of such employee's salary. In addition, executives participate in a corporation-wide short and long-term disability insurance program and a group term life insurance program.

It is the opinion of the committee that the executive compensation policies and plans provide the necessary total remuneration program to properly align our performance and interests of our stockholders through the use of competitive and equitable executive compensation in a balanced and reasonable manner, for both the short and long-term.

Submitted by the Compensation Committee of our Board of Directors:

Paul A. Vais
Bruce J. Ryan
Walter L. Threadgill
James R. McDonald

Employment Agreements and Change in Control Arrangements

In August 2001, Mr. Russell was appointed our Chief Executive Officer and Chairman of the Board of Directors. We entered into an employment agreement with Mr. Russell in August 2001 for a three-year term at a base salary of $330,000, an annual cash bonus of $100,000, which was guaranteed through the end of 2002, and a $100,000 bonus if we reach certain revenue goals. If we exceed those revenue goals, his employment agreement provides for a bonus equal to 1% of the amount by which such goals are exceeded. Mr. Russell also received stock options in August 2001 to purchase 300,000 shares of Axeda common stock at an exercise price of $1.65 per share and 331,000 shares of Axeda common stock at an exercise price of $0.01 per share, and a stock option in February 2002 to purchase 100,000 shares of Axeda common stock at an exercise price of $2.60 per share. Pursuant to the employment agreement, Mr. Russell will be paid the greater of his remaining compensation due under the agreement or one year's total compensation, and all stock options will become immediately and fully vested, if his employment is terminated as a result of death or disability, or in the event of his involuntary termination (as defined in the agreement, which includes a termination upon a change of control). We entered into a salary deferral agreement with Mr. Russell in April 2003, where Mr. Russell agreed to defer 10% of his base salary for a one year period, repayable within forty-five days of the earlier of the termination his employment, the first anniversary of the date of the agreement, and a change in control.

Mr. Calder was appointed our President and to our Board of Directors in December 2001, upon the closing of our acquisition of eMation, Ltd. We entered into an employment agreement with Mr. Calder in June 2001 for a three-year term commencing on the closing at a base salary of $220,000, an annual cash bonus of up to $100,000, which was guaranteed for the first year, and a $100,000 bonus if we reach certain revenue goals. If we exceed those revenue goals, he will further be entitled to receive a bonus equal to 1% of the amount by which such goals were exceeded. Mr. Calder also received a sign-on bonus of $150,000. We assumed Mr. Calder's stock options on the closing of the eMation acquisition, which are now exercisable to purchase 300,000 shares of Axeda common stock at an exercise price of $0.01 per share and options to purchase 200,000 shares of Axeda common stock at an exercise price of $2.14 per share. Pursuant to the agreement, Mr. Calder will be paid the greater of his remaining compensation due under the agreement or twenty-four months total compensation, and all stock options will become immediately and fully vested, if (i) we terminate his services without cause or do not renew his employment agreement, or (ii) Mr. Calder terminates his employment with us following: a breach by us of a material term of the agreement which is not cured within 30 days; a change of control (as defined in the agreement); failure to elect and appoint Mr. Calder as Director and President or comparable position; or purported termination not effected pursuant to the terms of the agreement. We entered into a salary deferral agreement with Mr. Calder in April 2003, where Mr. Calder agreed to defer 10% of his base salary for a one year period, repayable within forty-five days of the earlier of the termination his employment, the first anniversary of the date of the agreement, and a change in control.

In April 2000, we entered into an employment agreement with Mr. Fogarty, in which we hired Mr. Fogarty as our Chief Financial Officer for a two year term at a base salary of $200,000 per year, an annual cash bonus of $100,000 and stock options to purchase 105,000 shares of common stock, 80,000 with an exercise price of $6.64 per share and 25,000 with an exercise price of $0.01 per share. In July 2001, we entered into an employment agreement with Mr. Fogarty for a two-year term to serve as our executive vice president and chief financial officer. Pursuant to such agreement, upon the closing of the eMation acquisition on December 7, 2001 Mr. Fogarty's salary increased to $220,000 per annum, he became entitled to a guaranteed cash bonus of $100,000 in the first year and was granted options to purchase 50,000 shares of Axeda common stock at the fair market value of $2.00 per share and options to purchase 100,000 shares of Axeda common stock at an exercise price of $0.01 per share. In addition, Mr. Fogarty also received stock options in April 2003 to purchase an additional 100,000 shares of Axeda common stock at an exercise price of $0.01 per share. Pursuant to the agreement, Mr. Fogarty will be paid one year's salary and benefits and all stock options will become immediately and fully vested if (i) the agreement expires, (ii) his employment is terminated as a result of death or disability, or (iii) in the event of his involuntary termination (as defined in the agreement). We entered into a salary deferral agreement with Mr. Fogarty in April 2003, where Mr. Fogarty agreed to defer 10% of his base salary for a one year period, repayable within forty-five days of the earlier of the termination his employment, the first anniversary of the date of the agreement, and a change in control.

We entered into an employment agreement with Mr. Barlas in June 1999, in which we hired Mr. Barlas as our Chief Legal Officer, Vice President and General Counsel for a two-year term at a base salary of $125,000 per year, an annual cash bonus of $25,000 for significant performance and an additional $12,500 for exceptional performance, and an option to purchase up to 33,333 shares of Axeda common stock at an exercise price of $10.20 per share. In May 2001, we entered into an employment agreement with Mr. Barlas for a term ending on December 7, 2002 at a base salary of $200,000 per year, a guaranteed bonus of $100,000 for the year and options to purchase 50,000 shares of Axeda common stock at an exercise price of $0.01 and options to purchase 25,000 shares of Axeda common stock at $2.00 per share. Pursuant to the agreement, Mr. Barlas will be paid one year's salary and benefits and all stock options will become immediately and fully vested if (i) the agreement expires, (ii) his employment is terminated as a result of death or disability, or (iii) in the event of his involuntary termination (as defined in the agreement).

PERFORMANCE GRAPH

The following graph shows comparison of the cumulative total stockholder return on our common stock with that of the Nasdaq Stock Market (U.S.) Index and the stocks included in the Standard and Poor's computer software and services index, for the period beginning July 16, 1999, the day our common stock began trading, through December 31, 2002. The comparison for each of the periods assumes that $100 was invested on July 15, 1999 in our Common Stock, the stocks included in the Nasdaq Stock Market (U.S.) Index and the stocks included in the Standard and Poor's computer software and services index. These indices, which reflect formulas for dividend reinvestment and weighing of individual stocks, do not necessarily reflect returns that could be achieved by an individual investor.

                                    [CHART]

                COMPARISON OF 41 MONTH CUMULATIVE TOTAL RETURN*
         AMONG AXEDA SYSTEMS INC., THE NASDAQ STOCK MARKET (U.S.) INDEX
                      AND THE S&P SYSTEMS SOFTWARE INDEX

                                        Cumulative Total Return
                                        -----------------------
                           7/16/1999  12/1999   12/2000     12/200    12/2002
                           ---------  -------   -------     ------    -------
AXEDA SYSTEMS INC.           100.00    320.32     25.00      29.17      6.67
NASDAQ STOCK MARKET (U.S.)   100.00    151.35     91.32      72.45     50.09
S & P SYSTEMS SOFTWARE       100.00    145.86     73.44      77.23     57.97

* $100 invested on 7/16/99 in stock or on 6/30/99 in index - including reinvestment of dividends. Fiscal year ending December 31.

CERTAIN TRANSACTIONS

We currently have indemnification agreements in place with each of our executive officers and directors containing provisions that may require us, among other things, to indemnify our officers and directors against certain liabilities that may arise by reason of their status or service as officers or directors (other than liabilities arising from willful misconduct of a culpable nature) and to advance expenses incurred as a result of any proceeding against them as to which they could be indemnified.

We currently have non-competition and confidentiality agreements in place with each of our executive officers.

We entered into agreements in August and September 2000 to loan Francis Wilde, a former director and former chief executive officer, $52,000 and $96,000, respectively, for an aggregate loan amount of $148,000. The loans were secured by all Axeda common stock held or subsequently acquired by Mr. Wilde. The loans required interest at 5% per annum and were originally due and payable on December 31, 2000, including all accrued and unpaid interest. The payment terms of the loans were extended to November 30, 2001. In July 2001, we advanced an additional $250,000 to Mr. Wilde. In January 2002, we entered into a separation agreement with Mr. Wilde pursuant to which we forgave the aggregate amount of the advances of $398,000, forgave interest of approximately $16,000, paid Mr. Wilde an additional amount of approximately $15,000, agreed to pay all withholding taxes Mr. Wilde incurs with respect to such amounts, accelerated the vesting of all of Mr. Wilde's then unvested options, and extended the exercise date of all outstanding options to the earlier of the expiration date of the respective options or three years from the date of the separation agreement.

All future transactions, if any, between us and our officers, directors and principal stockholders and their affiliates and any transactions between us and any entity with which our officers, directors or 5% stockholders are affiliated will be approved by a majority of the Board of Directors, including a majority of the independent and disinterested outside directors of the Board of Directors and will be on terms no less favorable to us than could be obtained from unaffiliated third parties.

STOCKHOLDER PROPOSALS

To be included in the proxy statement and form of proxy relating to our annual meeting to be held in 2004, a stockholder proposal must be received by Ned E. Barlas, Secretary, Axeda Systems Inc., 21 Oxford Road, Mansfield, Massachusetts 02048 no later than January 10, 2004. In addition, the proxy solicited by the Board of Directors for the 2004 annual meeting will confer discretionary authority to vote on any stockholder proposal presented at the meeting unless we receive notice of such proposal not later than March 25, 2004.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Our directors and executive officers and 10% or greater stockholders ("Significant Stockholders") must file reports with the SEC indicating the number of shares of our common stock they beneficially own and any changes in their beneficial ownership. Copies of these reports must be provided to us. Based on our review of these reports and written representations from the persons required to file them, we believe each of our directors, executive officers and significant stockholders filed all the required reports during 2002, except that a Form 5 filed by Dale E. Calder inadvertently did not disclose his ownership of 1,000 shares of our common stock acquired prior to his appointment in December 2001, which form was later amended. In addition, Dr. McDonald's Form 3 was inadvertently filed late. To our knowledge, during 2002, no other person subject to the reporting requirement of Section 16(a) failed to file or was delinquent in filing a required report.

OTHER MATTERS

Our Board of Directors knows of no other business that will be presented to our annual meeting. If any other business is properly brought before our annual meeting, proxies in the enclosed form will be voted in respect thereof in accordance with the recommendation of the Board of Directors. Discretionary authority with respect to such other matters is granted by the execution of the enclosed proxy.

It is important that the proxies be returned promptly and that your shares be represented. You are urged to sign, date and promptly return the enclosed proxy card in the enclosed envelope.

A copy of our Annual Report on Form 10-K for the year ended December 31, 2002 has been mailed concurrently with this proxy statement to all stockholders entitled to notice of and to vote at the annual meeting. We have also filed the Annual Report on Form 10-K for the year ended December 31, 2002 with the SEC. You may obtain, free of charge, a copy of the Form 10-K by writing to Thomas J. Fogarty, Executive Vice President, Chief Financial Officer and Treasurer, Axeda Systems Inc., 21 Oxford Road, Mansfield, Massachusetts 02048.


                       By Order of the Board of Directors,

                                      /s/ John C. Roberts
                                      John C. Roberts
                                      Vice President, Acting General Counsel
                                        and Assistant Secretary


Dated: May 10, 2003
Mansfield, Massachusetts

                                   Appendix A

                             Audit Committee Charter
               of the Audit Committee of the Board of Directors of
                               Axeda Systems Inc.

Purpose.

The purpose of the committee is to oversee on behalf of the company's Board of
Directors: (1) the integrity of the company's financial statements, (2) the appointment, compensation, qualifications, independence and work of the company's independent auditors, (3) the company's compliance with legal and regulatory requirements, and (4) the performance of the company's internal controls function.

The committee's function is one of oversight only and shall not relieve the responsibilities of the company's management for preparing financial statements which accurately and fairly present the company's financial results and condition, or the responsibilities of the independent auditors relating to the audit or review of financial statements.

Composition of the Committee.

 At Least Three Qualified Members. There shall be at least three members serving on the committee, all of whom shall be members of the company's Board of Directors and shall be independent as defined in Section 10A(m)(3) of the Securities Exchange Act of 1934, as amended ("1934 Act") and applicable rules of the SEC. Each member of the committee shall meet the additional independence, financial literacy and related audit committee membership requirements set forth in the Nasdaq National Market listing standards in effect from time to time (the "listing standards").

Limitation on Relationships. No member of the audit committee may be an affiliated person as defined pursuant to Section 10A(m)(3) of the 1934 Act. As more fully set forth in the listing standards, independent directors must not have any current or past relationships with the company which would interfere with their exercise of independent judgment or otherwise fail to meet the independence standard set forth in the listing standards.

Compensation. In compliance with Section 10A(m)(3) of the 1934 Act and except as may otherwise be permitted by applicable SEC rules, no member of the audit committee shall, other than in his or her capacity as a member of the audit committee, the Board of Directors or other board committee, (a) accept any consulting, advisory, or other compensatory fee from the company, or (b) be an affiliated person of the company or any subsidiary.

Affirmative Determination of Independence. The board shall affirmatively determine, at all times required by law and the listing standards, that the members of the committee are independent.

Financial Literacy. Each member of the audit committee shall be financially literate upon appointment to the committee, as such qualification is interpreted by the company's Board of Directors in its business judgment pursuant to the listing standards. At least one member of the committee shall be a "financial expert" as defined in applicable SEC rules.

Appointment of Audit Committee Members. Subject to the other requirements of this charter, the board may appoint and remove committee members and the chair of the committee in accordance with the company's bylaws.

Selection and Review of Independent Auditors and Their Services.

Overall Authority of Audit Committee to Select and Oversee Auditors. Pursuant to
Section 10A(m)(2) of the 1934 Act, applicable SEC rules and the listing standards, the audit committee in its capacity as a committee of the Board of Directors of the company shall be directly responsible for the appointment, compensation and oversight of the work of the independent auditors engaged by the company for purpose of preparing or issuing an audit report or related work. The independent auditors shall report directly to the audit committee. The audit committee's authority includes, without limitation, resolution of disagreements between management and the auditors regarding financial reporting.

Terms of Audit and Non-Audit Engagements. The committee shall have sole authority to, and must, pre-approve all audit and permitted non-audit services from the independent auditors. The committee shall have sole authority to pre-approve all audit fees and other terms of engagement of the independent auditors. The committee may confer with company management on these matters but may not delegate this responsibility to management. Inasmuch as the approval of non-audit services must be timely disclosed in the periodic reports of the company filed with the SEC, all approvals of non-audit services on behalf of the audit committee shall be promptly reported to the officer of the company having primary responsibility for the SEC reports filed by the company.

Delegated Pre-approval Authority. The committee is authorized from time to time to delegate to one of its members the authority to grant pre-approval of audit and permitted non-audit services, provided that all decisions by that member to pre-approve any service shall be reported to the full committee at its next scheduled meeting.

Prohibited Non-Audit Services. The audit committee and the company shall not engage the independent auditors for the following services, except as may be exempted pursuant to federal law: bookkeeping or other services related to the accounting records or financial statements of the audit client; financial information systems design and implementation; valuation services, including fairness opinions; actuarial services; internal audit outsourcing services; management or human resources functions; broker/dealer, investment adviser or investment banking services; legal services and expert services unrelated to the audit; and any other service that the Public Company Accounting Oversight Board determines (by issuing regulations) is impermissible.

Independent Auditors' Partner Rotation and Conflicts. As required by Sections 10A(j) and (l) of the 1934 Act, (a) the audit partner and review partner of the independent auditors must be rotated by the independent auditors at least every 5 years, and (b) an accounting firm shall not be engaged to audit the company's financial statements if a chief executive officer, controller, chief financial officer, chief accounting officer, or any person serving in an equivalent position for the company was employed by that accounting firm and participated in any capacity in the audit of the company during the 1-year period preceding the date of the initiation of the audit.

Annual Financial Reporting.

In connection with the audit of each fiscal year's financial statements, the committee will:

o Discuss Financial Statements with Management. Review and discuss the audited financial statements, related accounting and auditing principles and practices, and internal controls assessment with appropriate members of the company's management.

o Section 10A Report. Timely request and receive from the independent auditors the report required in connection with the annual audit pursuant to Section 10A(k) of the 1934 Act and related SEC rules concerning (a) all critical accounting policies and practices used, (b) all alternative treatments of financial information discussed with company management, ramifications of the use of alternative disclosures and treatments, and the treatment preferred by the independent auditors, and (c) other material written communications between the independent auditors and company management, such as any management letter or schedule of unadjusted differences.

o SAS 61 Review. Discuss with the independent auditors the audited financial statements and the matters required to be discussed by Statement on Auditing Standards No. 61, including such matters as (1) the quality as well as acceptability of the accounting principles applied in the financial statements, (2) new or changed accounting policies, and significant estimates, judgments, uncertainties or unusual transactions, (3) the selection, application and effects of critical accounting policies and estimates applied by the company, (4) issues raised by any "management" or "internal control" letter from the auditors, difficulties encountered in the audit, disagreements with management, or other significant aspects of the audit, and (5) all material transactions, arrangements, contingent and other obligations, and relationships with any unconsolidated entities or any other persons which may have a material current or future effect on the financial condition or results of the company and are required to be reported under SEC rules.

o Review of MD&A. Review with appropriate management and auditor representatives the company's intended disclosures under "Management's Discussion and Analysis of Financial Condition and Results of Operations" to be included in the company's annual report on Form 10-K.

o Obtain ISB No. 1 Disclosure. Receive from the independent auditors a written disclosure and statement of all relationships between the auditors and the company consistent with Independence Standards Board Standard No. 1.

o Dialogue with Auditors on Independence. Actively discuss with the auditors any disclosed relationships or services that may impact the objectivity or independence of the auditors.

o Review of Audit and Non-Audit Fees. Obtain from the independent auditors a statement of the audit fees and other categories of fees billed for the last fiscal year which are required to be disclosed in the company's proxy statement for its annual meeting under the SEC's proxy rules, and consider whether the provision of any non-audit services is compatible with maintaining the auditors' independence.

o Recommend Filing of Audited Financial Statements. Recommend whether or not the audited financial statements should be included in the company's Annual Report on Form 10-K for filing with the SEC.

Quarterly Financial Reporting.

In addition to a review of the quarterly financial statements and internal control assessments, the committee's quarterly review will normally include:

o Auditors' Review. Review the results of the independent auditors' review of the quarterly financial statements.

o Discussion of Significant Matters with Management. Discuss management's analysis of significant matters which relate to (1) the selection, application and effects of critical accounting policies and estimates applied by the company, (2) accounting changes, judgments or extraordinary items relating to the financial statements, (3) the status of any new, proposed or alternative accounting or financial reporting requirements or methods, and (4) all material transactions, arrangements, contingent and other obligations, and relationships with any unconsolidated entities or any other persons which may have a material current or future effect on the financial condition or results of the Company and are required to be reported under SEC rules.

o MD&A. Review the company's disclosures under "Management's Discussion and Analysis of Financial Condition and Results of Operations" to be included in the company's quarterly report on Form 10-Q.

Other Committee Review Functions.

Annual Review of this Charter. The committee will review and reassess the adequacy of this charter annually, and recommend any proposed changes to the board, if applicable

Disclosure Controls and Procedures. The committee will evaluate periodically the company's disclosure controls and procedures and internal controls for financial reporting purposes as defined in applicable SEC rules.

Other Reviews. The committee, as the committee may consider appropriate, may discuss and review with the full Board of Directors, company management, internal or outside legal counsel, or the independent auditors any other topics relating to the purpose of the committee which may come to the committee's attention, including:

o Earnings Press Releases. Press releases announcing earnings, which may be undertaken on a general basis and need not include advance review of each release of financial information or guidance.

o Officer Certification. Certifications from the company's chief executive officer and chief financial officer which must accompany or be filed with the company's periodic reports, including any report concerning internal controls required to be made by the signing officers and any significant internal control deficiencies or other matters which are required to be reported to the committee in connection with the certifications.

o Reports of Financial Issues. Published reports, regulatory or accounting initiatives, or communications from employees, government agencies or others, which raise significant issues concerning company financial statements or accounting policies.

o National Office Issues. Any issues concerning the company which the independent auditors have discussed with their national or supervisory office, or accounting adjustments noted or proposed by the auditors but not implemented.

o Compliance Generally. The status and implementation of a code of ethics as defined in applicable SEC rules for the company's senior financial officers, and a business conduct and ethics code applicable to all company employees concerning related party transactions, conflicts of interest, ethical conduct, legal and regulatory compliance and other matters appropriate for the code.

o Compliance Issues. Pending or threatened litigation that has the potential to have a material adverse effect on the company; reports concerning significant subsidiary or foreign operations; or alleged violations of law or corporate conduct codes, including without limitation any reports to the committee from legal counsel engaged by the company concerning any material violation of securities law or breach of fiduciary duty or similar violation by the company or its agents.

Complaints and Anonymous Submissions. The committee shall establish and maintain procedures for (A) the receipt, retention, and treatment of complaints received by the company regarding accounting, internal accounting controls, and auditing matters, and (B) the confidential, anonymous submission by employees of the company of concerns regarding questionable accounting or auditing matters; each as required by applicable SEC rules.

Related Party Approvals. As required by the listing standards, the Audit Committee shall establish and communicate to the Board of Directors and the company's management policies to the effect that the company shall not enter into related party transactions unless the transactions are first reviewed and approved by the audit committee.


Meetings, Reports and Resources of the Committee.

Quarterly and Other Meetings. The committee will meet at least quarterly. The committee may also hold special meetings or act by unanimous written consent as the committee may decide. Committee meetings will be governed by the quorum and other procedures generally applicable to meetings of the Board of Directors under the company's bylaws, unless otherwise stated in the bylaws or by resolution of the board or the committee.

Executive Sessions. The committee, to the extent required by the listing standards and as it may otherwise determine to be appropriate, will meet in separate executive sessions with the chief financial officer, controller or principal accounting officer, and representatives of the independent auditors, and may meet with other company employees, agents or representatives invited by the committee.

Reports. The committee will prepare the audit committee report required to be included in the company's annual meeting proxy statement, and report to the board on the other matters relating to the committee or its purposes, as required by the listing standards, applicable federal law or SEC rules.

Committee Access and Resources. The committee is at all times authorized to have direct, independent access to the independent auditors and to the company's management and internal audit and finance personnel. The committee is authorized to communicate in confidence with any of these individuals. The committee is authorized to conduct investigations, and to retain, at the expense of the company, independent legal, accounting, or other professional consultants selected by the committee, for any matters relating to the purpose of the committee, without a requirement to seek prior board approval. The company shall provide for adequate funding, as determined by the audit committee, for payment of compensation to the independent auditors for their audit and review reports, and to advisers engaged by the audit committee.

Nothing in this charter is intended to preclude or impair the protection provided in Section 141(e) of the Delaware General Corporation Law for good faith reliance by members of the committee on reports or other information provided by others.

                                      PROXY
                               AXEDA SYSTEMS INC.
                  Annual Meeting of Stockholders, June 17, 2003



           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


The undersigned revokes all previous proxies, acknowledges receipt of the Notice of the Annual Meeting of Stockholders to be held June 17, 2003 and the proxy statement and appoints Thomas J. Fogarty and John C. Roberts, and each of them, the proxy of the undersigned, with full power of substitution, to vote all shares of common stock of Axeda Systems Inc. (the "Company") that the undersigned is entitled to vote, either on his or her own behalf or on the behalf of any entity or entities, at the annual meeting of stockholders of the Company to be held at the Company's corporate headquarters, 21 Oxford Road, Mansfield, Massachusetts 02048 on Monday, June 17, 2003 at 8:00 a.m., eastern daylight time, and at any adjournment or postponement thereof, with the same force and effect as the undersigned might or could do if personally present thereat. The shares represented by this proxy shall be voted in the manner set forth on the reverse side.

The Board of Directors of Axeda Systems Inc. recommends a vote IN FAVOR OF the directors listed on the reverse side and a vote IN FAVOR OF each of the listed proposals. This proxy, when properly executed, will be voted as specified. If no specification is made, this proxy will be voted IN FAVOR OF the election of the directors listed on the reverse side and IN FAVOR OF the other proposals.

-----------                                                          -----------
SEE REVERSE       CONTINUED AND TO BE SIGNED ON REVERSE SIDE         SEE REVERSE
   SIDE                                                                 SIDE
-----------                                                          -----------

AXEDA SYSTEMS INC.
C/O EQUISERVE
P.O. BOX 43068
PROVIDENCE, RI 02940

------------------                                   ----------------
 Vote by Telephone                                   Vote by Internet
------------------                                   ----------------
It's fast, convenient, and immediate!       It's fast, convenient, and your vote
Call Toll-Free on a Touch-Tone Phone        is immediately confirmed and posted.
1-877-PRX-VOTE (1-877-779-8683).

Follow these four easy steps:                      Follow these four easy steps:

 1. Read the accompanying Proxy 1. Read the accompanying Proxy Statement and Proxy Card. Statement and Proxy Card.

 2. Call the toll-free number 2. Go to the Website 1-877-PRX-VOTE (1-877-779-8683). http://www.eproxyvote.com/xeda

 3. Enter your Voter Control Number 3. Enter your Voter Control Number located on your Proxy Card above located on your Proxy Card above your name. your name.

 4.  Follow the recorded instructions. 4. Follow the instructions provided.

 Your vote is important!                                 Your vote is important!
 Call 1-877-PRX-VOTE anytime!               Go to http://www.eproxyvote.com/xeda
                                                                       anytime!

Do not return your Proxy Card if you are voting by Telephone or Internet

                                   DETACH HERE
     Please mark
[X]  votes as in
     this example.

1. To elect two directors to serve for   2. To approve an amendment to the
   three-year term ending in the year       Company's 1999 Stock Incentive Plan
   2006 and until their successors are      (the "1999 Plan") to increase the
   duly elected and qualified, or until     number of shares authorized for
   his earlier resignation or removal:      issuance over the term of the 1999
   Nominees:(01) Walter L. Threadgill       Plan (prior to any annual automatic
    and     (02) Dale E. Calder             increase) by an additional 500,000
                                            shares.

   FOR                   WITHHELD            FOR     AGAINST     ABSTAIN
   BOTH                 FROM BOTH            [ ]       [ ]         [ ]
   NOMINEES [ ]     [ ]  NOMINEES

  [ ]
     -------------------------------
 To withhold authority to vote for        3. To approve an amendment to the
 any individual nominee, write            Company's 1999 Stock Incentive Plan
 that nominee's name on the line          (the "1999 Plan") to increase the
 above.                                   limit on the amount by which the share
                                          reserve under the plan automatically
                                          increases at the beginning of each
                                          year from 3% of outstanding shares up
                                          to a maximum of six hundred thousand
                                         (600,000) shares to 3% of outstanding
                                          shares up to a maximum of one million
                                          (1,000,000) shares;

                                          FOR     AGAINST     ABSTAIN
                                          [ ]      [ ]          [ ]


                                          4. To ratify the appointment of KPMG
                                          LLP as independent auditors of the
                                          Company for the year ending December
                                          31, 2003.

                                          FOR     AGAINST     ABSTAIN
                                          [ ]      [ ]          [ ]


                                          5. In accordance with the discretion
                                          of the proxy holders, to act upon all
                                          matters incident to the conduct of the
                                          meeting and upon other matters as may
                                          properly come before the meeting

                                          Please sign this proxy exactly as name
                                          appears hereon. When shares are held
                                          by joint tenants, both should sign.
                                          When signing as attorney,
                                          administrator, trustee or guardian,
                                          please give full title as such.